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                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


ISP Holdings Inc.:

As independent public accountants, we hereby consent to the use of our report and all references to our firm included in or made a part of this registration statement.





                                                  /s/ ARTHUR ANDERSEN LLP
                                                      ARTHUR ANDERSEN LLP



Roseland, New Jersey
March 3, 1997